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Exhibit 15.1

  May 19, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

        We are aware that our report dated May 8, 2009 on our review of interim financial information of Hertz Global Holdings, Inc. for the three-month period ended March 31, 2009 and March 31, 2008 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2009 is incorporated by reference in its Registration Statement on Form S-3 dated May 19, 2009.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

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  Exhibit 15.1